    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2001
                            Registration Statement No.________________________
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                              PRIMIX SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)

                           DELAWARE                                            03-3249618
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)

                               311 ARSENAL STREET
                         WATERTOWN, MASSACHUSETTS 02472
          (Address of principal executive offices, including zip code)
                          -----------------------------

              PRIMIX SOLUTIONS INC. 2001 STOCK OPTION PLAN - SWEDEN
             PRIMIX SOLUTIONS INC. 2001 STOCK OPTION PLAN - DENMARK
                            (Full title of the Plans)

                                                          WITH COPIES TO:
       DAVID W. CHAPMAN                                  JOHN B. STEELE, ESQ.
   CHIEF FINANCIAL OFFICER                           MCDERMOTT, WILL & EMERY
     PRIMIX SOLUTIONS INC.                                28 STATE STREET
      311 ARSENAL STREET                            BOSTON, MASSACHUSETTS 02109
WATERTOWN, MASSACHUSETTS 02472                             (617) 535-4000
      (617) 923-6500
            (Name address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT
     TITLE OF SECURITIES         AMOUNT TO BE       OFFERING PRICE         AGGREGATE                OF
    TO BE REGISTERED (1)        REGISTERED (2)      PER SHARE (3)        OFFERING PRICE      REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
COMMON STOCK, par value          1,500,000           $0.78               $1,170,000           $292.50
$.001 per share
----------------------------------------------------------------------------------------------------------------

(1) This registration statement includes an indeterminate number of interests related to the Common Stock to be issued under the Primix Solutions Inc. 2001 Stock Option Plan - Sweden, including stock options and stock equivalents.

(2) This registration statement also relates to such indeterminate number of additional shares as may be issuable pursuant to the Primix Solutions Inc. 2001 Stock Option Plan - Sweden and the Primix Solutions Inc. 2001 Stock Option Plan - Denmark (the "Plans"), as a result of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(3) This estimate is based on the average of the high and low prices of the Common Stock, par value $.001 per share, of Primix Solutions Inc. as reported on the NASDAQ National Market on June 18, 2001, pursuant to Rule 457(c) and (h) under the Securities Act of 1933, solely for purposes of determining the registration fee with respect to the shares of Common Stock to be issued under the Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

              The information required by Part I is included in documents sent or given to participants in the Primix Solutions Inc. 2001 Stock Option Plan - Sweden and the Primix Solutions Inc. 2001 Stock Option Plan - Denmark pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"):

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

              Primix Solutions Inc. (the "Registrant") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

              (a) The Registrant's prospectus, filed with the Commission on July 3, 1996 pursuant to Rule 424(b) of the Securities Act;

              (b) All other reports filed with the Commission since December 31, 1995 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

              (c) The description of the Registrant's Common Stock contained in its registration statement on Form 8-A, filed with the Commission on May 30, 1996, pursuant to Section 12(g) of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

              In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The Registrant's By-laws require the Registrant to indemnify its officers and directors to the fullest extent permitted by Delaware law.

              Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (a) breaches of the duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (c) unlawful payments of dividends, stock purchases or redemptions, or (d) transactions from which a director derives an improper personal benefit. The Registrant's Certificate of Incorporation contains provisions limiting the liability of the directors to the Registrant and to the Registrant's stockholders to the fullest extent permitted by Delaware law.

              Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. The Registrant's By-laws provide that the Registrant may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any director, officer, employee or agent of Primix against any liability that may be asserted against him. The Registrant carries liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

              The foregoing provisions and agreements could reduce the legal remedies available to the Registrant and its stockholders against its directors and officers.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

              The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:

            EXHIBIT NO.        DESCRIPTION
                4.1            Specimen Common Stock Certificate(1)
                5.1            Opinion of McDermott, Will & Emery as to the legality of the securities being registered.
                23.1           Consent of Arthur Andersen LLP, Independent Public Accountants.
                24.1           Power of Attorney (included on the signature page of this registration statement)
                99.1           Primix Solutions Inc. 2001 Stock Option Plan - Sweden
                99.2           Primix Solutions Inc. 2001 Stock Option Plan - Denmark

--------------------------
(1) Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 1998

ITEM 9.       UNDERTAKINGS.

              (a)     The Registrant hereby undertake:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The Registrant hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Registrant's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, The Commonwealth of Massachusetts on this 31st day of May, 2001.

                              Primix Solutions Inc.

                            By: /s/ Lennart Mengwall
                                ---------------------------------------------
                                Lennart Mengwall
                                Chairman and Co-Chief Executive Officer

                                POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Primix Solutions Inc. hereby severally constitute Lennart Mengwall and David W. Chapman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Primix Solutions Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                  CAPACITY                                        DATE
/s/ Lennart Mengwall                       Chairman of the Board,                          May 31, 2001
--------------------                       Co-Chief Executive Officer and Director
Lennart Mengwall                           (Principal Executive Officer)

/s/ Kevin Azzouz                           Co-Chief Executive Officer and Director         May 24, 2001
----------------                           (Principal Executive Officer)
Kevin Azzouz

/s/ David W. Chapman                       Chief Financial Officer, Treasurer and          May 31, 2001
--------------------                       Secretary (Principal Financial and Accounting
David W. Chapman                           Officer)

/s/ Robert B. Hedges, Jr.                  Director                                        May 27, 2001
-------------------------
Robert B. Hedges, Jr.

/s/ Magnus Nicolin                         Director                                        May 31, 2001
------------------
Magnus Nicolin

                                  EXHIBIT INDEX

            EXHIBIT NO.        DESCRIPTION
                4.1            Specimen Common Stock Certificate(1)
                5.1            Opinion of McDermott, Will & Emery as to the legality of the securities being registered.
                23.1           Consent of Arthur Andersen LLP, Independent Public Accountants.
                24.1           Power of Attorney (included on the signature page of this registration statement)
                99.1           Primix Solutions Inc. 2001 Stock Option Plan - Sweden
                99.2           Primix Solutions Inc. 2001 Stock Option Plan - Denmark

--------------------------
(1) Filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 1998